Contact:     Todd Shoot
SVP, Investor Relations / Treasurer    (217) 221-4416

Titan International, Inc.’s Chairman Comments on the Results from the 2021 Annual Stockholders’ Meeting

QUINCY, IL. - Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”) today announced the results from its 2021 Annual Stockholders’ Meeting held at 10:00 a.m. Central time on June 10, 2021.

Morry Taylor, Chairman of the Board, commented, “I have been doing these meetings for TWI since 1993. My fellow stockholders, this means I have seen a lot of different things over the years, and this year was the oddest. It even beat out the years of the steelworkers protest, and ‘the Rubber Strike’. ISS came out with recommendations to withhold votes on all Board members except for our newest Board member, Laura Thompson. If this had happened, would anyone think this would be best for the Company or Titan’s stockholders?

“It is very surprising that there are investors who think certain proposals are good for every company. Titan International, Inc is a manufacturer of farm and OTR wheels, tires and undercarriage products. There is no question Titan is the largest in North America, but it has significant foreign competition that we fight against. I should also point out that our U.S. government allows the U.S market to remain open, while the foreign markets are closed to our products.

“I want to thank all of our stockholders who supported the team at Titan. This year is going to be another important year for the Company and we believe the strong market will continue throughout 2022 and perhaps beyond.

“The proxy advisors were also upset that Titan didn’t give enough information in the form of targets for management compensation. I mentioned this at the stockholder meeting. How can you give forward projection when in November 2020 OEMs were telling the world 5% growth in sales in 2021 and Titan Board of Directors in December approved a budget that had a sizeable financial increase in 2021, but by February there were sales increases of over 25% or more?

Titan’s business is increasing significantly as witnessed by our first quarter results. Everything is moving up because the price of corn and soybeans are high and I believe they will stay high in the foreseeable future. Paul Reitz, President and CEO, has a great team and they are doing the right things to drive the business. However, to ask them to get the projections right a year out is asking too much. It has been a long time since everything has lined up like this. We don’t know when the peak will be, but I don’t believe we are there yet, that’s for sure! We are optimistic about the future.

“All Directors were reelected and all other proposals were approved with a majority vote. Hopefully, next year, the proxy advisor services can call or visit us and we can show them what makes Titan tick. Public companies don’t all look alike. We look forward to sharing our progress as we move forward. I greatly appreciate your support of Titan.”

Safe harbor statement:
This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect, and actual results may vary materially from those indicated or anticipated by such statements. The inclusion of such statements should not be regarded as a representation of such plans, estimates or expectations will be achieved. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the continued effect of the COVID-19 pandemic on our operations and financial performance; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.
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